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                                                                 Exhibit 23.1(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of GlobeNet Communications Group Limited of our report dated February 22, 1999 relating to the consolidated financial statements of GlobeNet Communications Group Limited for the years ended December 31, 1998 and 1997 and the ten month period ended December 31, 1996, which appears in such Registration Statement. We also consent to the references to us under the headings "Chartered Accountants" and "Selected Consolidated Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda
December 10, 1999